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                                 Exhibit 5.1


                                           July 14, 1995


ALTERA CORPORATION
2610 Orchard Parkway
San Jose, CA 95134-2020

         RE:     REGISTRATION STATEMENT ON S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by Altera Corporation, a California corporation (the "Company"), with the Securities and Exchange Commission on or about July 17, 1995 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,300,000 shares of Common Stock reserved for issuance under the 1987 Stock Option Plan (the "1987 Plan"), 200,000 shares of Common Stock reserved for issuance under the 1987 Employee Stock Purchase Plan (the "ESPP") and 100,000 shares of Common Stock reserved for issuance under the 1988 Director Stock Option Plan (the "Director Plan") (collectively, the "Shares"). As your counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with said issuance, sale and payment of consideration for the Shares to be issued under the 1987 Plan, under the ESPP, or under the Director Plan, as the case may be.

         It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken by the Company prior to the issuance and sale of the Shares pursuant to the 1987 Plan, pursuant to the ESPP, or under the Director Plan, as the case may be, and upon completion of the proceedings being taken by the Company in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to (i) in the 1987 Plan and pursuant to the agreement which accompanies each grant under the 1987 Plan,
(ii) in the ESPP and pursuant to the agreement which accompanies the ESPP, or
(iii) in the Director Plan, as the case may be, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                        Very truly yours,


                                        WILSON, SONSINI, GOODRICH & ROSATI
                                        Professional Corporation


                                        By:  /s/ THOMAS C. DEFILIPPS
                                            ------------------------------
                                            Thomas C. DeFilipps, Member